Exhibit 99.2

Earnings Conference Call Results for the 2nd Quarter 2010 Supplemental Slides August 2, 2010

Consolidated Gross Margin Variance Allocations For the three months ended June 2010 vs. 2009 (1) (dollars in thousands) $56,314 ($16,184) $162 ($7,894) $32,398 173.8% (50.0%) 0.5% (24.3%) 100.0% (1) Reference Non-GAAP reconciliation of Gross Margin on slide 4. (2) Other Margin includes transmission, Renewable Energy Program Rate, and other electric revenues.

Consolidated Gross Margin Variance Allocations For the six months ended June 2010 vs. 2009 (1) (dollars in thousands) ($22,381) $372 ($14,317) $89,717 $53,391 168.0% (41.9%) 0.7% (26.8%) 100.0% (1) Reference Non-GAAP reconciliation of Gross Margin on slide 5. (2) Other Margin includes transmission, Renewable Energy Program Rate, and other electric revenues.

Reconciliation of Non-GAAP Financial Measures For the three months ended June 30, 2010 Gross Margin (dollars in thousands) NVE Consolidated Three Months Ended June 30, % Change from 2010 2009 Prior Year Operating Revenues $785,361 $838,641 -6.4% Energy Costs: Fuel for power generation 181,662 204,285 Purchased Power 165,321 194,970 Gas purchased for resale 25,154 19,916 Deferred energy - net 54,933 93,577 427,070 512,748 -16.7% Gross Margin $358,291 $325,893 9.9% Other operating expenses 104,066 109,886 Maintenance 28,860 27,632 Depreciation and amortization 84,696 80,323 Taxes other than income 15,939 13,753 Operating Income $124,730 $94,299 32.3%

Reconciliation of Non-GAAP Financial Measures For the six months ended June 30, 2010 Gross Margin (dollars in thousands) NVE Consolidated Six Months Ended June 30, % Change from 2010 2009 Prior Year Operating Revenues $1,502,330 $1,593,908 -5.7% Energy Costs: Fuel for power generation 403,281 434,389 Purchased Power 272,684 320,357 Gas purchased for resale 90,713 90,188 Deferred energy - net 72,499 139,212 839,177 984,146 -14.7% Gross Margin $663,153 $609,762 8.8% Other operating expenses 213,172 224,563 Maintenance 54,589 62,032 Depreciation and amortization 165,644 158,371 Taxes other than income 32,112 28,400 Operating Income $197,636 $136,396 44.9%

NV Energy South Volume Trends Sales (MWh) Total Sales include Public Authorities and Street Lights

NV Energy North Volume Trends Sales (MWh) Total Sales include Street Lights

Weather Trends - 2nd Quarter Heating Degree Days & Cooling Degree Days

Average Residential Customer Growth For the three months ended June 30, 2010 (1) 0.7% 5.2% 0.1% 1.9% -0.1% 3.1% 3.1% 0.5% 0.2% 0.2% (1) Actual residential growth as compared to same period in prior year.

NVE Consolidated Capital Expenditures Outlook NVE Consolidated Capital Expenditures Outlook The primary revisions in the capital expenditure plan includes 2010 Harry Allen spending deferred to 2011 and removal of a company owned PV project from the IRP.